10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
----
Managed Income Fund
Security
--------
Coventry Health Care
Transaction
-----------
 Date
-----
1/24/2005

Cost

$850,000

Offering Purchase
-----------------
0.340%
Broker
------
Lehman Brothers Inc.
Underwriting
------------
Syndicate
---------
Members
-------
ABN Amro




Fund

Managed Income Fund

Security

Select Medical Corporation

Transaction
 Date

2/4/05

Cost

$3,500,000

Offering Purchase

0.530%

Broker

Merrill Lynch, Pierce, Fenner & Smith Inc.
Underwriting
Syndicate
Members

J.P. Morgan Securities Inc.